Exhibit 23.1

North Rim Exploration Ltd.

1020-606 Spadina Crescent East

Saskatoon, Saskatchewan S7K 3H1

Canada

July 1, 2013

Prospect Global Resources Inc.

1401 17th Street, Suite 1550

Denver CO 80202

North Rim Exploration Ltd. hereby consents to being named in the Registration Statement being filed by Prospect Global Resources, Inc. on or about July 1, 2013 with reference to the N1 43-101 mineral resource estimate completed in 2011 and as updated in August 2012.

Sincerely,

North Rim Exploration Ltd.

/s/ Tabetha Stirrett

Tabetha Stirrett, P. Geo.
Project Geologist